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                                                                      EXHIBIT 21

                           REGISTRANT'S SUBSIDIARIES

Vencor, Inc., a Delaware corporation

      VCI Specialty Services, Inc., a Delaware corporation

      Vencor Properties, Inc., a Delaware corporation

             Vencor Hospitals Texas, Ltd., a Texas limited partnership

      Vencor Investments, Inc., a Delaware corporation

      Vencor Hospitals California, Inc., a Delaware corporation

      Vencor Hospitals South, Inc., a Delaware corporation

      Ventech Systems, Inc., a Delaware corporation

      Vencor Hospitals East, Inc., a Delaware corporation

             Hahnemann Hospital, Inc., a Delaware corporation

      Vencor Hospitals Illinois, Inc., a Delaware corporation

      Vencor Kentucky, Inc., a Delaware corporation

      Vencare, Inc., a Delaware corporation

             Hospice Homecare, Inc., a Kentucky corporation

             Vencare Florida, Inc., a Delaware corporation

      Candle Subacute Services, Inc., a California corporation

      Healthcare Rehabilitation, a California corporation

      Respiratory Supply Group, Inc., a California corporation

      Healthcare Respiratory Therapy, Inc., a California corporation

      Healthcare Respiratory Services, Inc., a California corporation

      First Healthcare Corporation, a Delaware corporation

             Hillhaven of Central Florida, Inc., a Delaware corporation
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      Northwest Health Care, Inc., an Idaho corporation

      Pasatiempo Development Corp., a California corporation

      Professional Medical Enterprises, Inc., a Massachusetts corporation

      Hillhaven Home Care, Inc., a Delaware corporation

      CIC Risk Management Corporation, a Delaware corporation

      Hillhaven Health Services Malaysia, Inc., a Delaware corporation

      Hillhaven Properties, Ltd., an Oregon corporation

             Brim-Olive Grove, Inc., an Oregon corporation

             Fairview Living Centers, Inc., an Oregon corporation

             Twenty-Nine Hundred Corporation, a Florida corporation

      Ledgewood Health Care Corporation, a Massachusetts corporation/*/

Cornerstone Insurance Company, a Cayman Islands corporation

Brim of Massachusetts, Inc., a Massachusetts corporation

Hillhaven Funding Corporation, a Nevada corporation

Medisave Pharmacies, Inc., a Delaware corporation

      Medisave of Florida, Inc., a Delaware corporation

      Medisave of Tennessee, Inc., a Delaware corporation

      American X-Rays, Inc., a Louisiana corporation

      First Rehab, Inc., a Delaware corporation

      Convalescent Pharmaceutical Services, Inc., a California corporation

      Advanced Infusion Systems, Inc., a California corporation

Hillhaven PIP Funding I, Inc., a Delaware corporation

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      NCI Corp. of Delaware, a Delaware corporation

      Nationwide Care, Inc., an Indiana corporation

            Nationwide Funding Corporation, a Delaware corporation

      Phillippe Enterprises, Inc., a Delaware corporation

      Meadowvale Skilled Care Center, Inc., a Delaware corporation

Hillhaven Community Health Partnership, a Florida General Partnership/*/

Windsor Woods Nursing Home Partnership, a Washington General Partnership

St. George Nursing Home Limited Partnership, an Oregon Limited Partnership

Bartlesville Nursing Home Partnership, an Oregon General Partnership/*/

Carrollwood Care Center, a Tennessee General Partnership

Foothill Nursing Company Partnership, a California General Partnership/*/

San Marcos Nursing Home Partnership, a California General Partnership/*/

Fox Hill Village Partnership, a Massachusetts General Partnership/*/

Starr Farm Partnership, a Vermont General Partnership/*/

New Pond Village Associates, a Massachusetts General Partnership

Tucson Retirement Center Limited, an Oregon Limited Partnership

San Marcos Retirement Village, a California General Partner

Castle Gardens Retirement Center Limited Partnership, an Oregon Limited Partnership

Lantana Partners, Ltd., a Florida Limited Partnership, Hillhaven
Properties, Ltd.

Woodhaven Partners, Ltd., a Florida Limited Partnership/*/

Hillcrest Retirement Center, Ltd., an Oregon Limited Partnership

Topeka Retirement Center, Ltd., a Kansas Limited Partnership

Sandy Retirement Center Limited Partnership, an Oregon Limited Partnership

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Hillhaven-MSC Partnership, a California General Partnership/*/

Stockton Health Care Center Limited Partnership, an Oregon Limited Partnership

Twenty-Nine Hundred Associates, Ltd., a Florida Limited Partnership

MedLife Pharmacy Network Partnership, a Tennessee General Partnership/*/

Hillhaven/Indiana Partnership, a Washington General Partnership

Hillhaven/Westfield Partnership, a Washington General Partnership

Pharmaceutical Infusion Therapy, a California General Partnership**

CPS-Sacramento, a California General Partnership/***/

Visiting Nurse Advanced Infusion Systems, a California general partnership

*    Only fifty percent (50%) is owned by one of the Registrant's subsidiaries

** Only fifty-one percent (51%) is owned by one of the Registrant's subsidiaries

***  Only sixty percent (60%) is owned by one of the Registrant's subsidiaries

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